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                                                                     EXHIBIT 3.2

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

a corporation organized and existing under. and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That a meeting of the Board of Directors of SOUTHERN SECURITY BANK CORPORATION resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation. declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by adding the Article thereof numbered "TWELVE (12) " so that, as amended, said Article shall be and read as follows:

SEE ATTACHED

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Southern Security Bank Corporation has caused this certificate to be signed by Floyd D. Harper, Vice President & Secretary an Authorized Officer, this 24th day of January, 2000

                                        BY:     /s/ Floyd D. Harper
                                                --------------------------------
                                                 Authorized Officer

                                        Name:   Floyd D. Harper
                                                --------------------------------
                                                 Print or Type

                                        Title:  Vice President & Secretary
                                                --------------------------------
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APPENDIX A
                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       SOUTHERN SECURITY BANK CORPORATION

                        Under Section 242 of the General
                    Corporation Law of the State of Delaware

      Southern Security Bank Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

1. The Certificate of Incorporation of the Corporation shall be amended as follows:

      An Article TWELFTH shall be added to the Corporation's Certificate of Incorporation which shall read in its entirety as follows:

      TWELFTH. (1) The number of directors constituting the entire Board of Directors shall be fixed from time to time exclusively by resolution passed by a majority of the whole Board of Directors, which shall in no event cause the term of any incumbent director to be shortened or cause a decrease in the number of classes of directors except as required by law. The Board of Directors shall be divided into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. Initially, directors of Class I shall be elected to hold office for a term expiring at the annual meeting of stockholders in 2000, directors of Class II shall be elected to hold office for a term expiring at the annual meeting of stockholders in 2001, and directors of Class III shall be elected to hold office for a term expiring at the annual meeting of stockholders in 2002. At each annual meeting of stockholders following the initial classification and election, the respective successors of each class shall be elected for three-year terms.

      (2) Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the vote of the Board of Directors; and if the number of directors then in office is less than a quorum, then newly-created directorships and vacancies shall be filled by the vote of a majority of the remaining directors then in office. When the Board of Directors fills a vacancy, the director chosen to fill the vacancy shall be of the same class as the director he or she succeeds and shall hold office for the term of a director or that class and until his or her successor shall have been elected and qualified.
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      (3)   In addition to any requirements of law and any other provisions of this Certificate or Incorporation (and not withstanding the fact that a lesser percentage may be specified by law or this Certificate of Incorporation), the affirmative vote of the holders of 66 2/3% or more of the combined voting power of the then outstanding shares of all classes and series of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article TWELFTH of the this Certificate of Incorporation. Subject to the foregoing provisions of this Article TWELFTH, the Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are subject to this reservation.

      2. The Board of Directors of the Corporation duly adopted a resolution setting forth the amendment set forth above, declaring its advisability and directing that the amendment be considered at the next annual meeting of the stockholders of the Corporation entitled to vote in respect thereof. The amendment has been duly adopted by vote of the holders of a majority of the outstanding stock entitled to vote thereon and a majority of outstanding stock of each class entitled to vote thereon as class, in accordance with Section 242(b) of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by James L. Wilson, its Chief Executive Officer, and Floyd D. Harper, its Secretary, this 21st day of December, 1999.

                                        SOUTHERN SECURITY BANK CORPORATION


                                        By    /s/ James L. Wilson
                                          --------------------------------------
                                               James L. Wilson